UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2019

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2833 Exchange Court, Suite A

West Palm Beach, Florida 33409

(Address of Principal Executive Offices)

(561) 672-7068

(Issuer’s telephone number)

PetroTerra Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2019, the Board of Directors (the “Board”) of Transportation and Logistics Systems, Inc. (the “Company”), appointed Wayne Moor as Vice President and Chief Financial Officer of the Company and Michael Grennan as Vice President and Treasurer of the Company, effective immediately upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019. In addition, the Board appointed Mr. Moor to serve as a director on the Board effective immediately upon the filing of the Form 10-Q. Summaries of Mr. Moor’s and Mr. Grennan’s background and experience appear below:

Wayne Moor – Director, Vice President and Chief Financial Officer

Wayne Moor, age 67, has extensive experience as an executive officer in a variety of publicly and privately held companies. Wayne’s employment over the past ten years includes serving as managing director of Corporate Forensics, a consulting firm that provides detailed financial analysis and the set-up and operation of financial reporting systems for clients in the rental car, hospitality, medical and real estate industries. Wayne was also an executive officer at Corepointe. At several businesses during his career Wayne has organized and structured the accounting and reporting functions and systems at development stage companies in order to set the foundation to support revenue growth and operation expansion. Wayne has also been instrumental in supporting the successful capital raising efforts of several development stage companies.

Michael Grennan – Vice President and Treasurer

Mike Grennan, age 52, has extensive experience in the treasury, controller and chief financial officer functions, including the successful facilitation of company-wide changes in culture and processes to improve productivity. Mike was treasurer at Corepointe and worked with Wayne Moor in creating the entire accounting structure, and the reporting and forecasting financial management systems. Mike has extensive experience in the preparation and completion of interim and audited financial statement reports for publicly held companies.

There are no familial relationships between Wayne Moor, Michael Grennan and any director or other executive officer of the Company nor are there any transactions between Wayne Moor, Michael Grennan or any member of their immediate families and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. Further, there is no arrangement or understanding between Wayne Moor, Michael Grennan and any other persons or entities pursuant to which Wayne Moor and Michael Grennan were appointed as directors or officers, as applicable, of the Company.

A copy of the Company’s press release announcing the appointments of Wayne Moor and Michael Grennan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, issued May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2019

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By:	/s/ John Mercadante
Name:	John Mercadante
Title:	Chief Executive Officer